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                                                                 EXHIBIT 23



                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Robinson Nugent, Inc. on Form S-8 (File No. 33-3822) of our report dated August 2, 1996 on our audits of the consolidated financial statements and the financial statement schedule of Robinson Nugent, Inc. as of June 30, 1996, 1995 and 1994 and for the years ended June 30, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.



COOPERS & LYBRAND L.L.P.

Louisville, Kentucky
September 24, 1996